Exhibit 99.1

Press Release

Cathay General Banorp                                  New Asia Bancorp
777 N. Broadway                                        222 West Cermak Road
Los Angeles, CA 90012                                  Chicago, IL 60616
www.cathaybank.com                                     http://www.newasiabk.com/

Contact:
Heng W. Chen of Cathay General Bancorp,
+1-213-625-4752

               CATHAY GENERAL BANCORP TO ACQUIRE NEW ASIA BANCORP

Los Angeles, Calif., Chicago, IL, July 6: Cathay General Bancorp ("Cathay",
NASDAQ: CATY), the holding company for Cathay Bank, and New Asia Bancorp, Inc. ("New Asia Bancorp"), the holding company for New Asia Bank, announced today that they had entered into an agreement for Cathay to acquire New Asia Bancorp and New Asia Bank, which was founded in 1987, for $23.46 million in cash and stock. As of March 31, 2006, New Asia Bancorp had total assets of approximately $140 million, total loans of approximately $110 million, total deposits of approximately $118 million, and total shareholders equity of approximately $11.9 million.

"We are pleased to announce our agreement to acquire New Asia Bancorp and New Asia Bank," said Mr. Dunson K. Cheng, Chairman of the Board, President, and Chief Executive Officer of Cathay. "Chicago is the third largest city in the country and a central economic hub in Cathay's national expansion strategy. This acquisition will present a new market opportunity for Cathay and should enable Cathay to bring its brand of service to the important Chicago market. We are especially pleased that Mr. Benjamin Wong, Chairman of New Asia Bancorp has agreed to remain with us to manage our Midwest operations."

"We are very excited to announce this transaction and become a part of Cathay, as they expand into the Chicago region," said Benjamin Wong, Chairman of New Asia Bancorp. "We believe that by joining Cathay, we will be able to offer larger loans and more products and services to our customer base and provide new opportunities for our employees. We look forward to our future as a part of the Cathay family," concluded Mr. Wong.

Holders of more than 55% of the shares of New Asia Bancorp have agreed to support the transactions and vote their shares in favor of the merger proposal. Upon the completion of the merger of New Asia Bancorp into Cathay, New Asia Bancorp stockholders will be entitled to receive the merger consideration, at their election, in cash, in shares of Cathay common stock or in a combination of cash and shares of Cathay common stock, subject to proration. The mergers are intended to qualify as reorganizations for U.S. federal income tax purposes. The transaction is expected to close during the fourth quarter of 2006 after the receipt of applicable regulatory approvals. Cathay management expects the transaction to be accretive to earnings per share in 2007 and thereafter.

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Hovde Financial LLC served as financial advisor to New Asia Bancorp. Wachtell,
Lipton, Rosen & Katz served as legal counsel to Cathay and Schiff Hardin LLP served as legal counsel to New Asia Bancorp in connection with this transaction.

ABOUT CATHAY GENERAL BANCORP

Cathay General Bancorp is the holding company for Cathay Bank, a California state-chartered bank. Founded in 1962, Cathay Bank offers a wide range of financial services. Cathay Bank currently operates thirty branches in California, nine branches in New York State, one in Massachusetts, one in Houston, Texas, two in Washington State, and representative offices in Taipei, Hong Kong, and Shanghai. Cathay Bank's website is found at http://www.cathaybank.com/.

ABOUT NEW ASIA BANCORP

New Asia Bancorp is the holding company for New Asia Bank, an Illinois state-chartered bank. New Asia Bank was formed in 1987 in Chicago Chinatown by a group of Chinese and American business men and women. The marketing goal of the Bank is targeted to meet the financial needs of Asian residents and businesses in the Chicago area. New Asia Bank has three full service offices in the Chicago area: one in Chinatown, one in North Chinatown, and one in the western suburbs. New Asia Bank's website is found at http://www.newasiabk.com.

FORWARD-LOOKING STATEMENTS AND OTHER NOTICES

Statements made in this press release, other than statements of historical fact, are forward-looking statements within the meaning of the applicable provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release are forward-looking statements. Forward-looking statements are not guarantees. They involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements, of Cathay General Bancorp to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties and other factors include, but are not limited to: the ability to obtain governmental approvals of the merger on the proposed terms and schedule; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any synergies from the merger may not be fully realized or may take longer to realize than expected; disruption from the merger making it more difficult to maintain relationships with clients, employees or suppliers; increased competition and its effect on pricing, spending, third-party relationships and revenues; the risk of new and changing regulation in the U.S. and internationally. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in Cathay General Bancorp's Annual Report on Form 10-K for the year ended December 31, 2005, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, its reports and registration statements filed (including those filed by GBC Bancorp prior to its merger with Cathay General Bancorp) with the Securities and Exchange Commission ("SEC") and other filings it makes in the future with the SEC from time to time. All forward-looking statements speak only as of the date of this press release. Cathay General Bancorp has no intention and undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise or to publicly announce the results of any revision of any forward-looking statement to reflect future developments or events. There can be no guarantee that any transaction between Cathay General Bancorp and New Asia Bancorp will occur or what the price or terms of any such transaction may be. This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities of Cathay General Bancorp.

Cathay General Bancorp's filings with the SEC are available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov, or by request directed to Cathay General Bancorp, 777 N. Broadway, Los Angeles, CA 90012, Attention: Investor Relations (213) 625-4749.

ADDITIONAL INFORMATION

The proposed merger will be submitted to New Asia Bancorp's stockholders for their consideration. Cathay will file a registration statement, which will include a joint proxy statement/prospectus to be sent to New Asia Bancorp's stockholders, and Cathay may file other relevant documents concerning the proposed merger with the SEC. Stockholders are urged to read the registration statement and the joint proxy statement/prospectus regarding the proposed merger when they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about Cathay, at the SEC's Web site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, by accessing Cathay's website (http://www.cathaybank.com) under the tab "Investor Information" and then under the heading "SEC Reports."

This press release shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.